As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	77-0462930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

830 East Arques Avenue

Sunnyvale, CA 94085-4519

(Address of principal executive offices) (Zip Code)

1998 Stock Plan

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full title of the plans)

Richard K. Williams

President, Chief Executive Officer and Chief Technical Officer

830 East Arques Avenue

Sunnyvale, CA 94085-4519

(408) 737-4600

(Name and address including zip code and telephone number, including area code, of agent for service)

Copy to:

Mario M. Rosati, Esq.

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
1998 STOCK PLAN Common Stock to be issued, par value $0.001 per share	4,835,259	$1.44	(2)	$6,962,773	(2)	$820
2005 EQUITY INCENTIVE PLAN Common Stock to be issued, par value $0.001 per share	4,544,400	$10.00	(3)	$45,444,000	(3)	$5,349
2005 EMPLOYEE STOCK PURCHASE PLAN Common Stock reserved for future issuance, par value $0.001 per share	150,000	$8.50	(4)	$1,275,000	(4)	$151
TOTAL				$53,681,773		$6,320

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimate calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). With respect to 4,835,259 shares subject to outstanding options to purchase Common Stock under the 1998 Stock Plan described above, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $1.44 per share pursuant to Rule 457(h) under the Securities Act.
(3)	Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon the price to public of $10.00 per share set forth on the cover page of the Registrant’s prospectus dated August 3, 2005 in connection with the Registrant’s initial public offering.
(4)	Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee, whereby the estimated proposed maximum offering price per share is $8.50 (85% of $10.00, the initial price at which the Registrant’s stock was sold to the public on August 3, 2005). Pursuant to the 2005 Employee Stock Purchase Plan, the purchase price of a share of common stock shall mean an amount equal to 85% of the lower of the fair market value of a share of common stock at the beginning of an offering period or after a purchase period ends.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 4,835,259 shares of the Registrant’s Common Stock to be issued pursuant to options granted under the Registrant’s 1998 Stock Plan, (ii) 4,544,400 shares of the Registrant’s Common Stock to be issued pursuant to options granted under the Registrant’s 2005 Equity Incentive Plan and (iii) 150,000 shares of the Registrant’s Common Stock available for issuance under the Registrant’s 2005 Employee Stock Purchase Plan.

Item 3. Incorporation Of Documents By Reference.

The following documents filed by Advanced Analogic Technologies Incorporated (the “Registrant”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference as of their respective dates:

(a) The Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-123798), filed under the Securities Act of 1933, as amended (the “Securities Act”), including the Prospectus filed by the Registrant pursuant to Rule 424(b).

(b) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed on June 9, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interest Of Named Experts And Counsel

Not applicable.

Item 6. Indemnification Of Directors And Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Reference is made to the Registrant’s certificate of incorporation and bylaws, which include provisions that require the Registrant to indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s charter documents provide that:

•	The Registrant is required to indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by the Delaware General Corporation Law.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The Registrant is required to advance expenses to its directors and officers in connection with defending a proceeding (subject to certain exceptions) where such director or officer undertakes to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated to indemnify a person pursuant to the bylaws with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant has entered into indemnification agreements with its directors and officers, in addition to indemnification provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and officers in the future.

The Registrant has insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered

10.2*	1998 Stock Plan

10.3*	2005 Equity Incentive Plan

10.4*	2005 Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation. (included in Exhibit 5.1)

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-123798)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its August 5, 2005.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:	/s/ Richard K. Williams
Richard K. Williams
President, Chief Executive Officer and Chief Technical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Williams and Brian R. McDonald and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 5, 2005 by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Richard K. Williams Richard K. Williams	President, Chief Executive Officer, Chief Technical Officer and Director (Principal Executive Officer)	August 5, 2005

/s/ Brian R. McDonald Brian R. McDonald	Chief Financial Officer, Vice President of Worldwide Finance and Secretary (Principal Financial Officer)	August 5, 2005

/s/ Ashok Chandran Ashok Chandran	Corporate Controller (Principal Accounting Officer)	August 5, 2005

/s/ Samuel J. Anderson Samuel J. Anderson	Director	August 5, 2005

/s/ Kenneth P. Lawler Kenneth P. Lawler	Director	August 5, 2005

/s/ Jaff Lin Jaff Lin	Director	August 5, 2005

/s/ Alan E. Ross Alan E. Ross	Director	August 5, 2005

/s/ Thomas Weatherford Thomas Weatherford	Director	August 5, 2005

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered

10.2*	1998 Stock Plan

10.3*	2005 Equity Incentive Plan

10.4*	2005 Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation. (included in Exhibit 5.1)

*	Incorporated by reference to he exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-123798)